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                                                                   EXHIBIT 10.60


                       RESTATED REVOLVING PROMISSORY NOTE



$15,000,000.00                                              as of April 29, 1998
                                                                Albany, New York

        This RESTATED REVOLVING PROMISSORY NOTE is made and executed this 27th day of April, 1998 by DECORA, INCORPORATED, a Delaware corporation authorized to do business in the State of New York as DECORA MANUFACTURING and having an office at 1 Mill Street, Fort Edward, New York 12828 (the "Borrower") to and in favor of FLEET NATIONAL BANK,its successors and/or assigns, a national banking association organized and existing under the laws of the United States of America and having a principal place of business at 69 State Street, Albany, New York 12201 (the "Bank").

        WHEREAS, the Bank is the holder of a $6,000,000.00 Restated Promissory Note (Revolving Line of Credit) executed by the Borrower in favor of the Bank on August 13, 1996 (the "Prior Note"); and

        WHEREAS, the Borrower agrees and confirms that the aggregate principal amount outstanding pursuant to the terms of the Prior Note is $2,500,000.00, all interest having been paid to date, and that there are no offsets, claims, setoffs, defenses or counterclaims against payment of said amounts; and

        WHEREAS, the Bank is the holder of a Demand Note (the "Demand Note") dated the date hereof in the face amount of $12,500,000.00, which Demand Note is pursuant to a Mortgage Modification Agreement dated the date hereof between the Borrower and the Bank consolidated and incorporated in full into the Prior Note; and

        WHEREAS, the Borrower and the Bank desire to modify and restate in full the terms of the Prior Note as hereinafter set forth; and

        NOW, THEREFORE, the Borrower and the Bank agree that the Prior Note is hereby modified and restated in full in the principal amount of $15,000,000.00, with interest payable as hereinafter set forth. Said modified and restated note is hereinafter called the "Note" and provides as follows:


        FOR VALUE RECEIVED, the undersigned, Decora, Incorporated, a Delaware corporation duly authorized to do business in the State of New York as Decora Manufacturing, with its principal place of business at 1 Mill Street, Fort Edward, New York 12828 (herein called the "Borrower"), hereby promises to pay to the order of Fleet National Bank (herein called the "Bank"), at such Bank's main office at 69 State Street, Albany, New York 12207, or such other

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location as the Bank shall designate in writing from time to time, the principal sum of $15,000,000.00 together with interest on the disbursed, unpaid principal, or, if less, the aggregate unpaid principal amount due hereunder as shown on records of the Bank, together with interest at the rate specified below until paid in full. The records of the Bank maintained in the ordinary course of business shall be prima facie evidence of the existence and amounts of the Borrower's obligations therein. All computations of interest under the Note shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed. All payments shall be in lawful money of the United States in immediately available funds.

        As used herein, the following terms shall have the following meanings:

Default Rate - A rate which is four (4) percentage points per annum greater than the Fleet National Bank Prime Rate.

Election Notice - The Loan Portion and Interest Rate Election Notice to be delivered by the Borrower to the Bank from time to time in the form of EXHIBIT A attached hereto, in which the Borrower shall indicate a Loan Portion and an Interest Rate Election.

Event of Default - Any of those events defined as an Event of Default under the Credit Agreement.

Fleet National Bank Prime Rate - That variable per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in this interest rate shall be effective on the date the change in such rate occurs, whether or not notice has been given to the Borrower.

Floating Rate - The Fleet National Bank Prime Rate.

Interest Rate Election - An election on the part of the Borrower to choose the LIBOR Fixed Rate or the Floating Rate to be charged on each Loan Portion.

Interest Rate Period - The time period during which interest is to accrue on a Loan Portion at the LIBOR Fixed Rate or the Floating Rate. An Interest Rate Period during which interest is to accrue at the LIBOR Fixed Rate shall be for a term of one (1) month. In no event shall any Interest Rate Period extend beyond the Maturity Date of this Loan.

LIBOR Advance - any Loan Portion bearing interest at the LIBOR Fixed Rate.

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LIBOR Fixed Rate - A rate fixed at the one month LIBOR Rate plus two hundred and twenty-five (225) basis points.


LIBOR Rate - As applicable to any LIBOR Advance, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to the Interest Rate Period for such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of the Interest Rate Period for such LIBOR Advance; if the rate does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Rate Period for such LIBOR Advance on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time); on the day that is two (2) London Banking Days prior to the beginning of such Interest Rate Period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

If both the Telerate and Reuters System are unavailable, the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by Fleet National Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to the Interest Rate Period for such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of the Interest Rate Period for such LIBOR Advance. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate cannot be determined, in which case, the interest rate shall be the Floating Rate until such time as the LIBOR Rate can be determined.

In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Bank then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.



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Loan - The loan of up to $15,000,000.00 by the Bank to the Borrower.

Loan Documents - This Note, a Restated Secured Revolving Line of Credit Agreement (the "Credit Agreement") dated the date hereof executed by the Bank and the Borrower, the Instruments of Collateral Security as defined in said Credit Agreement and any other instruments, documents or agreements executed in connection with the Loan, together with any and all amendments or modifications thereto.

Loan Portion - Each advance of Loan proceeds by the Bank to the Borrower; each advance shall be in an amount of at least $100,000.00 or more and will be treated separately for purposes of computing interest. Each such advance shall accrue interest at the LIBOR Fixed Rate or the Floating Rate, as selected by the Borrower. However, at no time shall there be more than four (4) outstanding advances subject to the LIBOR Fixed Rate.

Maturity Date - May 1, 2001.

        When requesting each advance of Loan proceeds from the Bank, the Borrower shall deliver to the Bank an Election Notice setting forth the Loan Portion, and indicating an Interest Rate Election for such Loan Portion. The Interest Rate Election for each Loan Portion shall remain in effect until expiration of the Interest Period for that Loan Portion. At the end of each Interest Period for any Loan Portion priced at the LIBOR Fixed Rate, the interest rate on the Loan Portion will be automatically repriced at the then LIBOR Fixed Rate or in the event that there is less than one month at the end of an Interest Period before the Maturity Date, interest shall accrue on that Loan Portion at the Floating Rate.

        Interest shall be payable monthly in arrears commencing May 1, 1998, and continuing on the first day of each and every month thereafter until and including April 1, 2001. The entire unpaid balance of principal, plus accrued interest, on all Loan Portions shall be due and payable in any event on the Maturity Date. If the Borrower elects to make principal payments during the term of this Loan, said principal payments shall be applied to reduce those Loan Portions having Interest Rate Periods which are next to expire, in chronological order. Advances under this Note shall be reflected on the records of the Bank. The Bank shall not be obligated to make advances under this Note (1) if an Event of Default has occurred or (2) if in the Bank's sole judgement, a material adverse change in the Borrower's financial condition has occurred, or (3) if Borrower has failed to observe or perform any other covenant or agreement in the Loan Documents or in any other note or agreement executed by the Borrower in favor of the Bank.

        In the event the Borrower prepays any Loan Portion carrying interest at the Floating Rate, there shall be no prepayment



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premium. In the event the Borrower wishes to prepay any Loan Portion carrying a
LIBOR Fixed Rate, and the Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request, Borrower shall have the right at any time and from time to time to prepay the Loan Portion in whole (but not in part), and Borrower shall pay to Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the Interest Rate Period as to which the prepayment is made, shall be subtracted from the "cost of funds" component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Rate Period as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above-referenced United States Treasury security rate and the number of days remaining in the Interest Rate Period as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to Bank upon prepayment of the Loan Portion. If by reason of an event of default Bank elects to declare the Loan to be immediately due and payable, then any yield maintenance fee with respect to the Loan shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

        The Borrower acknowledges that this Note is subject to the provisions of the Loan Documents and all such terms, covenants and conditions of such Loan Documents are all hereby incorporated in this Note as though said terms, covenants and conditions were fully set forth herein.

        If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Borrower shall pay to the Bank a late fee ("Late Fee") equal to five percent (5%) of the required payment.

        Upon the occurrence of an Event of Default under the Credit Agreement, the Bank may, in its discretion, accelerate the payment of all obligations owing by Borrower to Bank, and upon written demand of the Bank, such obligations shall become immediately due and payable without presentment or protest or other notice or demand, all of which are expressly waived by the Borrower.

        If an Event of Default has occurred and is continuing, the Borrower shall not be permitted to make any Interest Rate Elections unless and until the Event of Default is cured, and interest shall accrue at the Default Rate until the earlier of (i) the Event of Default is cured, or (ii) this Note is paid in full.



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        The powers and remedies given hereby and by the Loan Documents shall not be exclusive of any other powers and remedies available to the Bank. No course of dealings between the Borrower and the Bank and no delay on the part of the Bank in exercising any rights with respect to any default shall operate as a waiver of any rights of the Bank. Failure on the part of the Bank to exercise any rights with respect to any default shall not operate as a waiver of any rights with respect to any other default. The Borrower agrees to pay all costs and expenses incurred by the Bank in enforcing this Note, including, without limitation, reasonable attorneys' fees and legal expenses.

        Interest after maturity (whether by acceleration or otherwise) shall be payable at the Default Rate until this Note is paid in full. If any provisions of this Note or the application of it to any person or circumstance, shall be invalid or unenforceable, the remainder of this Note or the application of those provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected and every other provision of this Note shall be valid and fully enforceable.

        This Note may not be waived, changed, modified or discharged orally, but only by agreement in writing signed by the party against whom any enforcement of any waiver, change, modification or discharge is sought.

        This Note and all rights of the Bank hereunder, may be assigned by the Bank, but this Note may not be assigned by the Borrower.

        The purchaser, assignee, transferee, or pledgee of this Note shall be entitled to all rights of the Bank hereunder as if said purchaser, assignee, transferee, or pledgee were originally named in this Note.

        Borrower hereby grant to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. At any time, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the

Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

        BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND



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INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY
CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS NOTE AND MAKE THE LOAN.

        IN WITNESS WHEREOF, the Borrower has duly executed this Note the day and year first above written.


                                        Decora, Incorporated d/b/a
                                        Decora Manufacturing


                                        By:  _________________________________
                                             Timothy N. Burditt
                                             Vice President,
                                             Administration Secretary


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                                    EXHIBIT A
                                 ELECTION NOTICE


TO: Fleet National Bank (Lender)

DATE:

        Pursuant to a $15,000,000.00 Restated Revolving Promissory Note dated as of April 29, 1998 executed by Decora, Incorporated d/b/a Decora Manufacturing ("Borrower") to the order of Lender, Borrower hereby authorizes, requests and elects to have an advance in the amount of $_______________ (must be $100,000.00 or more) funded in the manner selected herein.

                      __  FLOATING RATE

                      __  LIBOR FIXED RATE


                In connection with and in order to induce Lender to advance the Loan as requested above, Borrower hereby represents, warrants and stipulates as follows:

        1. The representations and warranties of the Borrower contained in the Restated Secured Revolving Line of Credit Agreement dated as of April 29, 1998 (the "Loan Agreement"), are true and correct as of the date of this Election Notice.

        2. There exists no Event of Default pursuant to the terms of the Loan Documents (as defined in the Loan Agreement).

        Capitalized terms used herein which are not otherwise defined shall have the meanings ascribed to them in the Loan Documents.


                                            BORROWER:

                                            Decora, Incorporated d/b/a
                                            Decora Manufacturing

                                            By:  ______________________________
                                            Name:  ____________________________
                                            Title:  ___________________________



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